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                                                                    EXHIBIT 10.1

                 WAIVER, RELEASE AND TERMINATION OF OBLIGATIONS

        This Waiver, Release and Termination of Obligations ("Waiver") is entered into as of June 2, 2000, by and between Smartcom S.A. (formerly known as Chilesat Telefonia Personal S.A.), a company duly organized under the laws of the Republic of Chile ("Smartcom"), Inversiones Leap Wireless Chile S.A., a company duly organized under the laws of the Republic of Chile ("Inversiones"), QUALCOMM, Incorporated, a corporation duly organized under the laws of the State of Delaware ("Qualcomm"), and Leap Wireless International, Inc., a corporation duly organized under the laws of the State of Delaware ("Leap"), with reference to the following facts:

        A. Prior hereto, Smartcom, Inversiones and Qualcomm, as vendor, administrative agent, and collateral agent, entered into that certain First Amendment to Second Amended and Restated Deferred Payment Agreement dated as of January 24, 2000, as amended (the "Deferred Payment Agreement").

        B. Prior hereto, Smartcom, Inversiones and Qualcomm, as lender, administrative agent and collateral agent, entered into that certain Equipment Credit Agreement dated as of February 16, 2000, as amended (the "Equipment Credit Agreement").

        C. Prior hereto, Smartcom, Inversiones and Qualcomm, as vendor, administrative agent and collateral agent, entered into that certain Subscriber Deferred Payment Agreement dated as of February 16, 2000, as amended (the "Subscriber Agreement").

        D. The Deferred Payment Agreement, the Equipment Credit Agreement and the Subscriber Agreement are collectively referred to as the "Credit Agreements."

        E. In connection with the Credit Agreements, Smartcom, Inversiones, Leap and Qualcomm entered into the following other agreements relating thereto (the "Ancillary Loan Documents"): (i) that certain Credit Support Agreement executed by Inversiones, Leap and Qualcomm dated as of February 16, 2000 (the "Credit Support Agreement"); (ii) that certain Subordination Agreement executed by Smartcom, Leap, Inversiones and Qualcomm dated as of November 30, 1999 (the "Subordination Agreement"); (iii) that certain Agreement Regarding Investment of Net Proceeds (Central Bank Approval) executed by Smartcom, Inversiones, and Qualcomm, and agreed to by Leap, dated as of February 16, 2000; that certain Agreement Regarding Investment of Net Proceeds (Leap Wireless) executed by Leap and Qualcomm dated as of February 16, 2000; and that certain Agreement Regarding Investment of Net Proceeds (Equipment Credit Agreement/Leap Wireless) executed by Leap and Qualcomm dated as of March 22, 2000 (collectively, the "Net Proceeds Agreements"); (iv) those certain "shareholders' letters" referred to in the Credit Agreements (the "Shareholders' Letters"); (v) that certain Guaranty and Support Agreement executed by Inversiones in favor of Qualcomm dated March 6, 2000 (the "Guaranty"); and (vi) that certain Stock Pledge Agreement executed by Inversiones and Smartcom in favor of Qualcomm dated March 6, 2000 (the "Inversiones Stock Pledge Agreement") and that certain Stock Pledge Agreement executed by Michael Grasty Cousino ("Grasty") and Smartcom in favor of Qualcomm dated March 6, 2000 (the "Grasty Stock Pledge


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Agreement" and together with the Inversiones Stock Pledge Agreement, the "Stock
Pledge Agreements").

        F. Inversiones owns substantially all of the outstanding Capital Stock of Smartcom. Leap owns substantially all of the outstanding Capital Stock of Inversiones.

        G. Inversiones desires to sell all of its Capital Stock in Smartcom to Endesa, S.A., a sociedad anonima duly organized under the laws of Spain ("Endesa") pursuant to that certain Share Purchase Agreement dated as of June 2, 2000 among Endesa, Leap and Inversiones (the "Share Purchase Agreement"). In connection therewith, (i) Smartcom desires to obtain a waiver from Qualcomm of certain obligations contained in the Credit Agreements, (ii) Inversiones desires to obtain from Qualcomm a release of all of its obligations under the Credit Agreements, and (iii) Smartcom, Leap and Inversiones desire to obtain from Qualcomm a release of all of their obligations under the Ancillary Loan Documents.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Qualcomm hereby agrees as follows:

        1. Consent to Sale. As of the Closing Date, Qualcomm consents to the sale of Inversiones' interest in Smartcom pursuant to the terms of the Share Purchase Agreement, and waives any breach of any covenants contained in the Credit Agreements or the Ancillary Loan Documents as a result of such sale, including but not limited to the covenants contained in Sections 5.1(u), 5.2(c) and 5.2(d) of the Deferred Payment Agreement, Sections 5.1(v), 5.2(c) and 5.2(d) of the Equipment Credit Agreement, and Sections 5.1(u), 5.2(c) and 5.2(d) of the Subscriber Agreement.

        2. Termination of Obligations of Smartcom, Inversiones, Leap and Grasty. As of the Closing Date, Inversiones is released from all of its obligations under the Credit Agreements, whether arising prior to, on, or after the date hereof, and Smartcom, Inversiones, Leap, and Grasty are released from all of their respective obligations under the Ancillary Loan Documents, whether arising prior to, on, or after the date hereof. Without limiting the foregoing, as of the Closing Date, the Credit Support Agreement, the Subordination Agreement, the Net Proceeds Agreements, the Shareholders' Letters, the Guaranty, and the Stock Pledge Agreements are terminated in their entirety.

        3. Release of Liens. Qualcomm shall promptly after the Closing Date execute such additional documents and take such additional actions as are necessary to effectuate the purpose of this Agreement, including but not limited to filing and/or recording of any documents necessary to release any liens on the assets of Inversiones, Leap, and/or Grasty.

        4. Closing Date. The waiver, release and termination of obligations contained in Sections 1, 2 and 3 of this Waiver shall not be effective until satisfaction or waiver in writing by Qualcomm of each of the following conditions provided satisfaction or waiver of such conditions occurs on or prior to June 5, 2000 (the date on which said conditions are satisfied or waived is referred to herein as the "Closing Date"):

                (a) delivery to Qualcomm of an executed copy of the Share Purchase Agreement, which agreement shall be in form and substance satisfactory to Qualcomm;


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                (b) the closing of the sale of the Capital Stock of Smartcom by
        Inversiones to Endesa pursuant to the Share Purchase Agreement;

                (c) evidence satisfactory to Qualcomm that the purchase by Endesa of the Leap Loans (as defined in the Credit Agreements) has been consummated in accordance with the terms of the Share Purchase Agreement;

                (d) evidence satisfactory to Qualcomm that the restructuring of the ABN Chile Loan (as defined in the Credit Agreements) has been consummated in accordance with the terms of the Share Purchase Agreement;

                (e) execution and delivery of each of the following documents, in each case in form and substance satisfactory to Qualcomm: (i) a second amendment to the Equipment Credit Agreement executed by Smartcom and Qualcomm, (ii) a subordination agreement executed by Endesa in favor of Qualcomm, (iii) shareholder letters executed by Endesa and a nominee, and (iv) a letter agreement executed by Endesa with respect to certain matters;

                (f) receipt by Qualcomm of letter of credits issued by Citibank, N.A. (New York) (or another financial institution approved by Qualcomm) with respect to the obligations under the Credit Agreements, in form and substance satisfactory to Qualcomm;

                (g) evidence satisfactory to Qualcomm that Leap and Inversiones have released any and all liens on the assets of Smartcom;

                (h) delivery of such other documents, instruments, or items of information reasonably requested by Qualcomm, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this transaction shall be reasonably satisfactory in form and substance to Qualcomm; and

                (i) Smartcom shall have paid to Qualcomm all costs, fees, and expenses (including without limitation the reasonable legal fees and expenses of Qualcomm) in connection with the negotiation, preparation, execution, delivery and consummation of the documents described in clause (e) above, this Waiver, and any other related agreements or instruments and the transactions contemplated in connection therewith.

        5. Repayment of Banco Santiago/Citibank Loans. Within ten (10) days after the Closing Date, Leap agrees to cause Inversiones, and Inversiones agrees, to repay the "Banco Santiago Loans" and the "Citibank Loans" (as defined in the Reimbursement Agreement referenced in the Credit Agreements) in full and to cause the Beneficiaries (as defined in said Reimbursement Agreement) to terminate their commitments thereunder and to cancel and return the "Letters of Credit" (as defined in said Reimbursement Agreement) to Qualcomm. For the avoidance of doubt, Leap and Inversiones hereby agree that their respective obligations under the Reimbursement Agreement shall remain in full force and effect until completion of the actions required to be taken in the preceding sentence.


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        6. Warranties and Representations. Qualcomm hereby represents and warrants that (i) it has the power and authority to enter into this Agreement and take the actions contemplated hereunder, (ii) it has not transferred or assigned any of its rights under the Credit Agreements or the Ancillary Loan Documents, and (iii) the consent of no other party is required to effectuate the transactions contemplated hereby. Each of Smartcom, Inversiones and Leap hereby represents and warrants that (i) it has the power and authority to enter into this Agreement and take the actions contemplated hereunder, (ii) it has not transferred or assigned any of its rights under the Credit Agreements or the Ancillary Loan Documents, and (iii) the consent of no other party is required to effectuate the transactions contemplated hereby.

        7. Headings. Headings in this Waiver are for convenience of reference only and are not part of the substance hereof.

        8. Counterparts. This Waiver may be executed in identical original counterparts, each of which will be deemed to be an original and taken together shall constitute one and the same instrument.

        9. Final Agreement. This Waiver constitutes the final agreement of the parties hereto and supersedes any prior agreement or understanding, written or oral, with respect to the matters contained.

        IN WITNESS WHEREOF, Qualcomm has caused this Agreement to be executed by its officers thereunder duly authorized, as of the date first above written.

                                            QUALCOMM INCORPORATED, a Delaware
                                            corporation



                                            By:   /S/ PAUL FISKNESS
                                               ---------------------------------
                                            Name: Paul Fiskness
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            SMARTCOM S.A. (formerly known as
                                            CHILESAT TELEFONIA PERSONAL S.A.),
                                            a company duly organized under the
                                            laws of the Republic of Chile


                                            By:   /S/ R.A. SUTHERLAND
                                               ---------------------------------
                                            Name: R.A. Sutherland
                                                 -------------------------------
                                            Title: V.P. Finance & Administration
                                                  ------------------------------


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                                           INVERSIONES LEAP WIRELESS CHILE S.A.,
                                           a company duly organized under the
                                           laws of the Republic of Chile




                                           By:  /S/ JAMES E. HOFFMANN
                                              ----------------------------------
                                           Name: James E. Hoffmann
                                                --------------------------------
                                           Title: Director
                                                 -------------------------------






                                           LEAP WIRELESS INTERNATIONAL, INC.,
                                           a corporation duly organized under
                                           the laws of Delaware




                                           By:   /S/ JAMES E. HOFFMANN
                                              ----------------------------------
                                           Name: James E. Hoffmann
                                                --------------------------------
                                           Title: Sr. Vice President
                                                 -------------------------------





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